Exhibit 99.1

FOR RELEASE ON	For more information, contact:
FEBRUARY 27, 2008	Thomas F. Rose
Chief Financial Officer
Phone (386) 418-8888

Wendy Crites Wacker, APR
Corporate Communications
Phone (386) 418-8888

Kate Sharadin
The Sharadin Group, LLC
Phone (425) 869-9778

REGENERATION TECHNOLOGIES, TUTOGEN MEDICAL MERGER COMPLETED

Combined Company Name Is RTI Biologics, Inc.

ALACHUA, Fla. (Feb. 27, 2008) – Regeneration Technologies, Inc. (Nasdaq: RTIX) and Tutogen Medical, Inc. announced today that the merger of the two companies is completed. The merger was approved by the shareholders of both Regeneration Technologies and Tutogen Medical at separate special shareholder meetings held earlier today. The total value of the transaction is approximately $205 million.

Under the terms of the merger agreement, Tutogen shareholders will receive 1.22 shares of newly issued RTI common stock in exchange for each share of Tutogen common stock they own.

Effective immediately, the name of the newly combined company is RTI Biologics, Inc. The stock will continue to trade on the Nasdaq Global Market under the symbol RTIX.

“The demand for biologic solutions in surgeries is growing at a rapid pace,” said Brian K. Hutchison, chairman and CEO of RTI Biologics. “RTI Biologics is now positioned as the leading provider of sterile biologic solutions for patients around the world, with a diverse mix of implants and distributors. Our entire senior management team is enthusiastic about the many opportunities this merger brings to our combined company.”

About RTI Biologics, Inc.

RTI Biologics, Inc. prepares human donated tissue and bovine tissue for transplantation with a commitment to advancing science, safety and innovation. These allograft and xenograft implants are used in orthopedic, dental, hernia and other specialty surgeries.

RTI’s innovations continuously raise the bar of science and safety for biologics – from being the first company to offer precision-tooled bone implants and assembled technology to maximize each gift of donation, to inventing fully validated sterilization processes that include viral inactivation steps. Two such processes – the BioCleanse® Tissue Sterilization Process and the Tutoplast® process – sterilize tissue, are clinically successful and are scientifically proven to eliminate donor-to-recipient disease transmission risk while preserving tissue strength and biocompatibility. These processes have a proven record of more than a million implants distributed with zero incidence of infection. In addition, RTI bone paste implants are sterilized through the demineralization process, a validated viral inactivation step.

RTI’s worldwide corporate headquarters and processing facilities are located in Alachua, Fla., with an international processing facility in Neunkirchen, Germany, and a distribution office in Boulogne, France. The company is accredited by the American Association of Tissue Banks. Visit RTI’s Web site at www.rtix.com for more information.

Forward Looking Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include but are not limited to statements about the expected benefits of the business combination involving RTI and Tutogen Medical, Inc., including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results, regulatory approvals or changes to agreements with distributors also are forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including the ability of RTI to integrate its business successfully and to realize the expected synergies and cost savings from the merger and the risks described in public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s Web site at www.rtix.com or the SEC’s Web site at www.sec.gov.

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